                                                                    Exhibit 99.2


March 10, 1999
Don Seeley: 312/425-6505
Susan Geanuleas: 312/425-6570

FOR IMMEDIATE RELEASE

                   TRUE NORTH REPORTS SIGNIFICANT IMPROVEMENT
                              IN OPERATING RESULTS
   --Successfully Completes Year of Significant Earnings Growth and Change--

CHICAGO--True North Communications Inc. (NYSE: TNO), the world's sixth largest advertising holding company, today announced a significant improvement in its operating results for the year ended December 31, 1998. Excluding unusual items in both 1997 and 1998, net income increased 25.7% to $69.4 million, while operating income increased 29.4% to $131.1 million. Fully diluted earnings per share increased 20% to $1.50 per share from $1.25 per share in 1997 excluding unusual items in both years.


The operating income improvement for the first year of the combined company following the acquisition of BJK&E in December 1997 reflects the Company's significant achievement in managing costs, centralizing services, and capturing merger synergies through its successful integration process.

Despite the resignation of Mazda precipitated by the BJK&E acquisition, revenues for the full year increased 3.1% to $1,242.3 million; noteworthy is the fact that international revenues increased 11.6%.

The same strong performance pattern was recorded for the fourth quarter, with revenues increasing 3.8% over prior year and earnings up significantly. Excluding unusual items, net income was $34.7 million, up 33.3%, while operating income increased 26.9% to $55.9 million. Fully diluted earnings per share increased 27.1% to $0.75 per share in 1998 from $0.59 per share in 1997 excluding unusual items in both years.
                                     -More-

2/TN REPORTS SIGNIFICANT IMPROVEMENT IN OPERATING RESULTS

"The focus of our management team will be to continue to further grow operating margin," said Bruce Mason, Chief Executive Officer of True North. "The strong margin improvement in 1998 is indicative of things to come," Mr. Mason explained.

Unusual Items

True North's fourth quarter 1997 results included a pre-tax charge in the amount of $131 million for merger-related expenses, post-merger restructuring activity and other unusual items.

In the fourth quarter of 1998, True North recorded a pre-tax loss of $30.5 million on the previously announced conversion of its investment in Publicis Communication to shares of Publicis S.A., the publicly traded French parent company.

Additionally, pre-tax charges of $4.3 million for write-downs associated with the Modem Media.Poppe Tyson merger were incurred in the third quarter of 1998, and $9.1 million for management retirement costs, and severance charges at FCB in connection with a recent acquisition, were recorded in the fourth quarter-- all of which were offset by pre-tax gains from the sale of some of True North's holdings in DoubleClick.

Including unusual items in both years, net income in 1998 was $36.1 million or $.78 per share on a diluted basis versus a loss of ($50.0) million or ($1.17) per share in 1997.

Executed Successful IPO of Interactive Business

With the acquisition of BJK&E, True North acquired Poppe Tyson and in the third quarter of 1998 combined it with Modem Media to create one of the largest interactive companies in the world. In November 1998 an IPO was filed and successfully launched February 5, 1999. True North retains majority ownership of Modem Media.Poppe Tyson.


                                     -More-
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3/TN REPORTS SIGNIFICANT IMPROVEMENT IN OPERATING RESULTS

Acquisitions Accelerate in Second Half of 1998


With the integration of BJK&E well on track, True North began building out its network in key high-growth areas such as international agencies, public relations, direct marketing, and promotions across its three operating units:
FCB Worldwide, Bozell Worldwide, and the Diversified Companies group. True North completed 14 additional purchases since the BJK&E acquisition in December 1997.

FCB Worldwide strengthened its position in the United Kingdom and Europe by acquiring London-based Banks, Hoggins, O'Shea; and in Latin America with the addition of Giovanni Comunicacoes, which has offices in Rio de Janeiro, Sao
Paulo, and Brasilia.   FCB has 169 offices operating in 81 countries, including
newly-opened offices in Auckland, Malaysia, London, Madrid, Portugal, Lima, Brazil and Mexico.

Bozell Worldwide expanded its global network with three new operations: Borsch, Stengel & Partner in Frankfurt, Germany; Avrett, Free & Ginsberg, a New York-based agency with national and international accounts; and Smart Communications, a full-service affiliate in Moscow. Bozell Kamstra acquired McDougall
Associates, a marketing, advertising and PR firm based in Boston.   Bozell has
90 offices operating in 56 countries.

In the area of public relations, APR/Wilkens, one of the top ten PR firms in Germany, joined True North's BSMG Worldwide, which also acquired Adamson Associates, a Brussels firm specializing in regulatory affairs; and the Financial Relations Board (FRB), the nation's third largest independent public relations firm. The combination of FRB and BSMG Worldwide is expected to create the largest financial public relations practice in the world, and the sixth largest PR group of any kind.

The Promotion Services Group acquired Barr Benedett Group (BBG), a promotions agency specializing in building traffic and sales for the retail, restaurant, food service, lodging and banking industries; and Wells Marketing, a San Francisco-based agency with strengths in the financial services as well as the telecommunications industries.

                                     -More-
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4/TN REPORTS SIGNIFICANT IMPROVEMENT IN OPERATING RESULTS


True North Companies Score Major New Business Wins

Topping off new business gains for 1998 were three major victories announced in the fourth quarter:

     . Bozell Worldwide and Temerlin McClain partnered to win the Bank of America global account. (True North companies serve 25 global clients.)

     . Modem Media.Poppe Tyson and R/GA Interactive were two of only six agencies of record chosen by IBM to carry forward its interactive marketing. Initially, more than 100 companies were under consideration by IBM; no company other than True North holds two of the winners.

     .  Temerlin McClain landed the Nortel account.

Other significant wins in the fourth quarter alone include: Kraft Foods' California Pizza Kitchen (FCB Chicago); Kraft-Starbucks joint venture (FCB New
York); Merrill Lynch (Stedman Graham & Partners); U-Haul (Wahlstrom & Company); Freeman Cosmetics (Bozell Costa Mesa); Kiwi shoe care (Bozell Asia-Pacific); Oakland Athletics (FCB San Francisco); National Association of Baseball Leagues (MGRSports); Volvo Deutchland (FCB/Wilkens, Hamburg); Financial Times (Avrett, Free & Ginsberg); Merck Manual (Stedman Graham & Partners); Chase Cardmember Services (Stedman Graham & Partners); Quaker Chewy Granola Bar (FCB Chicago).

Poised to Meet Marketers' Needs in the 21st Century

In addition to holding three strong agency brands (two of these global), and the global leader in interactive technology--Modem Media.Poppe Tyson--True North has a robust and growing portfolio of service companies in high-growth, diversified communications such as public relations, promotion, health care and Yellow Pages. Combined diversified operations have the scale, diversity and quality to provide clients with integrated marketing solutions and to contribute significantly to True North's revenues.

                                     -More-
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5/TN REPORTS SIGNIFICANT IMPROVEMENT IN OPERATING RESULTS

"This has been a year of integrating, organizing, building, and expanding. We are on course and now it's full speed ahead. The investments we made early on can be expected to reap significant rewards as we approach the millennium. We look forward to 1999 and the opportunity it offers to significantly increase operating margin," Mr. Mason concluded.

True North Communications includes two global advertising networks--Foote, Cone & Belding Worldwide and Bozell Worldwide--and is the world's sixth largest advertising holding company, with over 300 full-service operations and annual revenues exceeding $1.2 billion.

This news release includes forward-looking statements that involve risks and uncertainties. Actual results may differ materially from results indicated in any forward-looking statements. The Company cautions that future results are subject to, and should be considered in light of, risks, uncertainties and other factors that may affect future results.
                                     # # #
                                (Tables follow)

True North Communications Inc.
Consolidated Income Statement
(000s, except per share amounts)



                                    Memo - Excluding
                                     Unusual  Items              Quarter Ended December 31,
                                 ----------------------         ----------------------------
                                    1998        1997               1998              1997
                                 ----------  ----------         ----------        ----------
Revenues                            356,057     342,973            356,057           342,973
                                 ----------  ----------         ----------        ----------
Operating Expenses:
  Salaries and other
   employee benefits                207,607     198,352            216,707            201,880
  Office and general
   expenses                          90,713      99,462             90,713            133,734
  Provision for
   doubtful accounts                  1,791       1,083              1,791             13,285
  Subsidiary
   reorganization costs                   -           -                  -                  -
  Restructuring and
   Merger-related expenses                -           -             (1,066)            80,946
                                 ----------  ----------         ----------        -----------
    Total operating expenses        300,111     298,897            308,145            429,845
                                 ----------  ----------         ----------        -----------

Operating Margin                     55,946      44,076             47,912            (86,872)

Other Income (Expense)                  (69)       (769)           (21,628)              (769)
                                 ----------  ----------         ----------        -----------
Income Before Provision
 for Taxes on Income                 55,877      43,307             26,284            (87,641)

Provision for Federal,
 Foreign & State
  Income Taxes                       23,221      20,078             26,920            (11,342)
                                 ----------  ----------         ----------        -----------
                                     32,656      23,229               (636)           (76,299)
Minority Interest
  Expense                              (798)     (1,090)              (798)            (1,172)
Equity In Earnings (Losses)
 of Affiliated Companies              2,852       3,901              2,852              3,876
                                 ----------  ----------         ----------        -----------
Net Income                           34,710      26,040              1,418            (73,595)
                                 ==========  ==========         ==========        ===========

Basic Earnings Per Share               0.77        0.61               0.03              (1.73)
                                 ==========  ==========         ==========        ===========

Dilutive Earnings Per
  Share                                0.75        0.59               0.03              (1.67)
                                 ==========  ==========         ==========        ===========

Operating Margin
  Percentage                           15.7%       12.9%              13.5%             -25.3%

True North Communications Inc.
Consolidated Income Statement
(000's, except per share amounts)




                                                             Memo - Excluding
                                                               Unusual Items                  Year Ended December 31,
                                                 ------------------------------------    -----------------------------------
                                                       1998               1997                 1998               1997
                                                 ----------------    ----------------    ----------------    ----------------
Revenues                                             1,242,309           1,204,887           1,242,309           1,204,887
                                                 ----------------    ---------------     ----------------    ----------------

Operating Expenses:
    Salaries and other employee benefits               763,953             740,754             773,053             744,282
    Office and general expenses                        343,863             360,495             343,863             401,617
    Provision for doubtful accounts                      3,410               2,361               3,410              14,563
    Subsidiary reorganization costs                          -                   -               4,344                   -
    Restructuring and Merger-related expenses                -                   -              (1,066)             80,946
                                                 ----------------    ---------------     ----------------    ----------------
      Total operating expenses                       1,111,226           1,103,610           1,123,604           1,241,408
                                                 ----------------    ---------------     ----------------    ----------------

Operating Margin                                       131,083             101,277             118,705             (36,521)

Other Income (Expense)                                 (11,780)             (9,583)            (28,916)             (9,583)
                                                 ----------------    ---------------     ----------------    ----------------
Income Before Provision for Taxes on Income            119,303              91,694              89,789             (46,104)

Provision for Federal, Foreign &
     State Income Taxes                                 53,052              43,926              56,788              11,230
                                                 ----------------    ---------------     ----------------    ----------------
                                                        66,251              47,768              33,001             (57,334)
Minority Interest Expense                               (4,044)             (2,303)             (4,044)             (2,385)
Equity in Earnings (Losses) of Affiliated
     Companies                                           7,158               9,698               7,158               9,673
                                                 ----------------    ---------------     ----------------    ----------------
Net Income                                              69,365              55,163              36,115             (50,046)
                                                 ================    ===============     ================    ================

Basic Earnings Per Share                                  1.56                1.29                0.81               (1.17)
                                                 ================    ===============     ================    ================
Dilutive Earnings Per Share                               1.50                1.25                0.78               (1.13)
                                                 ================    ===============     ================    ================

Operating Margin Percentage                              10.6%                8.4%                9.6%               -3.0%